Exhibit 24.1
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (the “Corporation”), hereby constitutes and appoints Scott A. Wolstein, Daniel B. Hurwitz and William H. Schafer, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-8 relating to the registration of Common Shares, par value $0.10 per share, of the Corporation to be offered in connection with the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 13th day of October, 2009.

/s/ Scott A. Wolstein	/s/ James C. Boland

Scott A. Wolstein, Chief Executive Officer and	James C. Boland, Director
Chairman of the Board
(Principal Executive Officer)

/s/ William H. Schafer	/s/ Thomas Finne

William H. Schafer, Executive Vice President and	Thomas Finne, Director
Chief Financial Officer
(Principal Financial Officer)

/s/ Christa A. Vesy	/s/ Robert H. Gidel

Christa A. Vesy, Senior Vice President and Chief	Robert H. Gidel, Director
Accounting Officer
(Principal Accounting Officer)

/s/ Daniel B. Hurwitz	/s/ Volker Kraft

Daniel B. Hurwitz, President, Chief Operating	Volker Kraft, Director
Officer and Director

/s/ Terrance R. Ahern	/s/ Victor B. McFarlane

Terrance R. Ahern, Director	Victor B. McFarlane, Director

/s/ Craig Macnab	/s/ William B. Summers, Jr.

Craig Macnab, Director	William B. Summers, Jr., Director

/s/ Scott D. Roulston	/s/ Barry A. Sholem

Scott D. Roulston, Director	Barry A. Sholem, Director